Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-160137 on Form S-8 of Motorola, Inc. of our report dated June 21, 2012, appearing in this Annual Report on Form 11-K of the Motorola Solutions 401(k) Plan (formerly the Motorola 401(k) Plan) for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois

June 21, 2012

16.